Specific terms in this Exhibit have been redacted because confidential treatment for those terms has been requested.  The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

Amendment to Natural Gas Liquids Exchange Agreement
By and Between
ONEOK HYDROCARBON, L.P.
And
EAGLE ROCK FIELD SERVICES, L.P. (successor to ONEOK TEXAS FIELD SERVICES, L.P.)
Dated:  December 1, 2005

THIS AMENDMENT AGREEMENT (the “Amendment”), made and entered into this 3rd day of December, 2010 by and between ONEOK HYDROCARBON, L.P. (“Processor”) and EAGLE ROCK FIELD SERVICES, L.P. (“Customer”).

WITNESSETH:

WHEREAS, Customer and Processor are parties to that certain Natural Gas Liquids Exchange Agreement dated December 1, 2005 (the “Original Agreement”), as amended by that certain Amendment dated March 12, 2008 (the “First Amendment”, together with the Original Agreement, hereinafter collectively referred to as the “Agreement”), which sets forth the terms and conditions for the exchange of NGLs owned or controlled by Customer as defined in the Agreement; and

WHEREAS, the parties now desire to amend the Agreement to extend the term of the Agreement, increase the volume of NGLs to be delivered from the Dedicated Plants, and increase the Base Exchange Differential as provided below.

NOW THEREFORE, in consideration of the mutual covenants and benefits provided herein, the parties do agree to amend the Agreement in the following aspects only:

1. Defined Terms. Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Agreement.

2. Term.  Section 2.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“Section 2.1 Term.  This Agreement shall be effective as of the Effective Date, and shall continue in full force and effect until June 30, 2010 (the “Primary Term”), and the effectiveness shall extend until June 30, 2020 (the “Revised Contract Term”); provided that the period beginning July 1, 2010 and ending June 30, 2015 shall be the “Option Term”, with all provisions of the Agreement governed by and subject to the Option Term being so governed.  This Agreement shall continue in full force and effect after the Revised Contract Term from Contract Year to Contract Year unless or until terminated either by Customer or Processor upon ninety (90) Days advance written notice to the other party hereto specifying a termination date at the end of the Revised Contract Term, or of any Contract Year thereafter.”

3. Additional Volume.  Effective October 1, 2010, and applying prospectively thereafter, Estimated Production shall be increased above the current effective total Estimated Production of [***] Barrels per Day for the West Plants and East Plants, in the aggregate (the “Base Estimated Production”), based on and subject to the following terms and conditions:

A.
Effective October 1, 2010 until December 31, 2010, the volume of NGLs tendered by Customer from the East Plants will be increased by [***] Barrels per Day (the “First Additional Volume”), which will increase Estimated Production for the East Plants and West Plants, in the aggregate, from [***] Barrels Per Day to [***] Barrels.  Effective January 1, 2011, and applying prospectively thereafter, the volume of NGLs tendered by Customer from the East Plants will be increased by an additional [***] Barrels per day (the “Second Additional Volume”) , which will increase Estimated Production for the East Plants and West Plants, in the aggregate, from [***] Barrels per Day to [***] Barrels per Day.  The First Additional Volume together with the Second Additional Volume shall hereinafter be collectively referred to as the “Additional Volume”.

B.
For each Gallon of Additional Volume delivered to Processor, Customer shall pay Processor a Base Exchange Differential of (i) [***] per Gallon for ethane, and (ii) [***] per Gallon for Propane Plus, each as adjusted pursuant to Subsection 3.6.B of the Agreement.  Such Base Exchange Differential (as adjusted) shall be charged Customer by Processor upon receipt of the Additional Volume at the Delivery Points.

C.
If at the end of any delivery Month, Customer failed to deliver to Processor [***] of the then applicable Additional Volume (the “Take or Pay Amount”), Customer shall be obligated to pay to Processor [***] per Gallon (the “Take or Pay Fee”) for each Gallon of the Additional Volume Customer did not deliver up to the Take or Pay Amount (excluding such portion of the then applicable Additional Volume that is allocable to Days during such delivery Month that (i) Processor was unable to receive NGLs at any of the Delivery Points, or (ii) Customer, for reasons of Force Majeure, was unable to deliver NGLs to any of the Delivery Points).  The Take or Pay Fee shall be adjusted pursuant to Subsection 3.6.B.(iii) of the Agreement.

D.
Processor’s right to reduce Estimated Production under Section 3.2.B of the Agreement (as reflected in the First Amendment) shall only apply to the Base Estimated Production, not the Additional Volume.  Should Processor exercise such right, and its evaluation results in Processor reducing Customer’s then-effective Base Estimated Production, the manner in which the reduced Estimated Production shall be allocated for purposes of determining (i) whether Customer has delivered the required Take or Pay Amount of Additional Volume, and (ii) the Base Exchange Differential (as adjusted) that Customer shall be charged by Processor for NGLs delivered by Customer to Processor:  (a) the full amount of the Estimated Production shall first go towards the Base Estimated Production, with the Base Exchange Differential being determined under Section 3.6 of the Original Agreement during the Option Term, then Section 3.6 as amended by this Amendment thereafter; (b) remaining Estimated Production, if any, shall next go towards the full amount of any incremental increase(s) in volume which resulted from an increase in the then-effective Estimated Production under Sections 3.2.A and 3.2.B of the Agreement (as reflected in the First Amendment), with the Base Exchange Differential being determined under Section 3.B of this Amendment unless the Parties have otherwise agreed that such volume increase(s) will be charged a different exchange differential; and (c) remaining Estimated Production, if any, shall then go towards the Additional Volume, with the Base Exchange Differential being determined under Section 3.B of this Amendment.

4. Deliveries, Receipts.  Effective January 1, 2011, and applying prospectively thereafter, Section 3.2.A. is hereby deleted in its entirety and replaced with the following:

“Section 3.2.  Deliveries, Receipts.

A.
Subject to the following provisions, Processor shall accept the NGLs from Customer tendered hereunder during the term of this Agreement.  Although it is the intention of both parties to this Agreement for Processor to receive and Customer to deliver the entire production of NGLs from the Dedicated Plants, notwithstanding anything herein however, Processor shall not be required to accept NGLs in excess of the Estimated Production of [***] Barrels per Day from the West Plants, with the Cargray Plant limited to [***] Barrels per Day, the Lefors Plant limited to [***] Barrels per Day and the Kingsmill/Gray Plant limited to [***] Barrels per Day, and [***] Barrels per Day from the East Plants, with the Arrington Plant limited to [***] Barrels per Day, the Canadian Plant limited to [***] Barrels Per Day and the Red Deer Plant limited to [***] Barrels per Day, not to exceed [***] Barrels per Day from the West Plants and East Plants combined, if such excess volumes are not economical for Processor to accept and fractionate, in Processor’s sole discretion, and Processor provides written notice of such determination to Customer.  If Customer provides notice to Processor of its desire to amend this Agreement to adjust the Estimated Production during the term of this Agreement, Processor shall not unreasonably refuse such request.  If Processor refuses to so amend this Agreement, then upon thirty (30) days notice to Processor, Customer shall have the right to terminate this Agreement with respect to only the volume of NGLs actually produced from the Dedicated Plants which is in excess of the then-effective Estimated Production.”

5. Annual Estimated Production Allocation Election.  Beginning January 1, 2011, and each subsequent anniversary of such date (the “Reduction Election Date”), Customer shall have the option and may elect to reduce the volume of NGLs being delivered from the [***] Plants up to [***] of the then-effective Estimated Production for the [***] Plants (the “[***] Plants Volume Reduction”) and increase the volume of NGLs being delivered from the [***] Plants by the amount of the [***] Plants Volume Reduction.  Should Customer wish to exercise its option on any Reduction Election Date, it shall notify Processor in writing on or before such Reduction Election Date, and the new Estimated Production allocation for the East Plants and West Plants shall be effective July 1 of the same year of the corresponding Reduction Election Date, and shall remain effective unless and until Customer makes a subsequent election hereunder.  Notwithstanding the foregoing, any new allocation of Estimated Production hereunder shall be subject to the volume limitations for each individual Dedicated Plant set forth in Section 3.2.A. of the Agreement as amended by this Amendment.

6. Exchange Differential.  Effective as of July 1, 2015, and applying prospectively thereafter, the unlettered paragraph at the beginning of Section 3.6 (including the chart and footnote thereto denoted by an asterisk) is hereby deleted in its entirety and replaced with the following:

“Section 3.6  Exchange Differential.  For each Gallon of NGLs delivered to Processor, Customer shall pay Processor an exchange differential (“Base Exchange Differential”), of (i) [***] per Gallon for ethane, and (ii) [***] per Gallon for Propane Plus, each as adjusted pursuant to Subsection 3.6.B below.  Such Base Exchange Differential (as adjusted) shall be charged Customer by Processor upon receipt of NGLs at the Delivery Points.”

For avoidance of doubt, the Base Exchange Differential set forth in Section 3.6 of the Agreement (as the same is currently in effect under the Original Agreement, is hereby amended as of July 1, 2015, and may be further amended from time to time) applies only to the Base Estimated Production (as defined in this Amendment).  The Base Exchange Differential that shall apply to the Additional Volume (as defined in this Amendment) shall be as set forth in Section 3.B. of this Amendment.

7. Ratification.  Processor and Customer each hereby ratifies, reaffirms and adopts the Agreement, as amended hereby, and agrees that the terms and conditions of the Agreement, as amended hereby, shall remain in full force and effect.

In Witness Whereof, The Parties have executed this Amendment in duplicate originals this 3rd day of December, 2010.

PROCESSOR:                                                   ONEOK HYDROCARBON, L.P.

By:	ONEOK Hydrocarbon GP, L.L.C., its general partner

By:	/s/ Sheridan Swords
Name:	Sheridan Swords
Title:	President

CUSTOMER:	EAGLE ROCK FIELD SERVICES, L.P.

By:	Eagle Rock Pipeline GP, LLC,
its general partner

By:	/s/ Joseph A. Mills
Name:	Joseph A. Mills
Title:	CEO